UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 15, 2025

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

delaware	000-14893	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, new york 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	REFR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RESEARCH FRONTIERS ANNOUNCES RETIREMENT OF MICHAEL R. LAPOINTE, WHO LED EXPANSION OF SPD-SMART AEROSPACE PROGRAMS

WOODBURY, NY, September 15, 2025 – Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of SPD-SmartGlass technology, today announced that Michael R. LaPointe, Vice President – Aerospace Products, has retired from the Company effective September 15, 2025.

Mr. LaPointe has worked with Research Frontiers since 1994 and joined Research Frontiers as an employee in 2000 and served in a variety of senior leadership roles, including Vice President – Marketing, and Vice President – Aerospace Products. During his over 30 years of association with the Company, Mr. LaPointe made significant contributions to the commercialization and growth of SPD-Smart technology across architectural, automotive, museum and aerospace applications.

Under Mr. LaPointe’s leadership, Research Frontiers’ patented SPD-Smart Electronically Dimmable Windows (EDWs) have redefined the passenger experience across general aviation, business jets, helicopters, and commercial transport aircraft. Supplied through Research Frontiers’ licensed partners, SPD-Smart EDWs allow passengers and crews to instantly and precisely control light, glare, and heat at the touch of a button — preserving views, improving the perception of cabin space, reducing fatigue, and creating cooler, quieter cabins. Unlike slower electrochromic alternatives, SPD-Smart EDWs respond instantly to changing conditions, and automatically shift to their maximum heat-blocking state when needed most, such as during boarding on hot tarmacs. This unique performance delivers healthier daylight management, thermal and acoustic insulation, and seamless integration with other cabin systems for a superior passenger experience.

The programs that developed under Mr. LaPointe’s leadership highlight the growing adoption of SPD-Smart technology throughout aerospace. Today, leading aircraft OEMs, Tier-1 suppliers, and airlines are embracing SPD-Smart EDWs as standard or featured equipment. Airbus has incorporated SPD-Smart EDWs into its ACJ TwoTwenty, while Airbus Helicopters has also selected SPD solutions. Additional adoption includes Honda Aircraft, Textron Beechcraft, Epic Aircraft, Daher, and Dassault. SPD-Smart EDWs have been contracted across five helicopter OEM programs, 12 aircraft OEM programs, an airline retrofit program, and more than 40 aftermarket aircraft models, confirming their unmatched ability to elevate passenger comfort, well-being, and operational efficiency in modern aviation.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “Mike’s vision, energy, and commitment helped shape our aerospace business and strengthened our global partnerships. We are deeply grateful for his many contributions to Research Frontiers and the aerospace industry, and extend our warmest wishes as he begins his well-deserved retirement.”

Mr. LaPointe commented: “I am proud of my years at Research Frontiers and of our work to bring SPD-Smart technology to market. It has been an honor to work alongside such talented colleagues at Research Frontiers and to collaborate with the exceptional teams at our licensed partners around the world. Together, we have built lasting partnerships and advanced a technology that I’m certain will continue to transform the aerospace industry. I look forward to following the Company’s continued growth and success, and even broader adoption of SPD-Smart products for all industries.”

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated September 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By:	Joseph M. Harary
Title:	President and CEO

Dated: September 15, 2025